EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of October, 1997, between GALAXY MALL, INC., a Wyoming Corporation with a principal place of business at 3227 North Canyon Road, Suite 500, Provo, Utah 84604, (hereinafter referred to as GALAXY), and PROFIT EDUCATION SYSTEMS, INC., a Wyoming Corporation with a principal place of business at 3227 North Canyon Road, Suite 200, Provo, Utah 84604, (hereinafter referred to as PES).

                                WITNESSETH

     WHEREAS GALAXY, is in the business of providing electronic storefronts, Internet hosting and related services via an electronic mall on the World Wide Web known as "Galaxy Mall"; and

     WHEREAS PES is in the business of promoting and conducting
Internet Marketing workshops; and

     WHEREAS GALAXY desires to purchase the business and all related marketing programs from PES for storefronts and advertising on the Galaxy Mall; and

     WHEREAS PES desires to sell or transfer ownership to GALAXY for said marketing programs and their related income opportunities; and

     WHEREAS GALAXY and PES are willing to enter into an exclusive exchange and royalty agreement pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree to, and hereby agree as follows:

1. EXCHANGE AND TRANSFER TERMS: The transfer of the marketing business shall be done on an assumption of debt and any and all ongoing liabilities of PES.

A. GALAXY carries on its books a receivable from PES in the amount of approximately $450,000 more or less. This receivable in its entire amount from PES is hereby canceled or forgiven.

B. PES currently has outstanding payables of approximately
$500,000 which are hereby assumed by GALAXY, and which will be paid from either profits from GALAXY or equity financing to be arranged in the future by GALAXY.

C. PES currently has approximately $100,000 more or less in pre-paid marketing costs along with computers, office equipment, merchant account deposits, and other related inventory and miscellaneous assets of approximately $150,000 more or less. These assets are hereby transferred to GALAXY.

2. ASSUMPTION OF LEASES, SPEAKING FEES, AND COMPANY
OBLIGATIONS: GALAXY hereby agrees to assume full and complete responsibility for the payment of all sums due or that may become due in the future for such items as:

A. Long term lease on 2 high speed printers for marketing and promotion materials.

B. Assumption of all telecommunication, phone, Internet connection, rent and related lease or payment obligations.

C. PES has in place speakers, presenters, and staff for Internet conferences and workshops. GALAXY hereby assumes the obligation of making such individuals either GALAXY employees or recognizing them as independent contractors providing services for GALAXY.

3. CANCELLATION OF PREVIOUS EXCLUSIVE MARKETING AGREEMENT.
GALAXY and PES hereby terminate the prior exclusive marketing agreement dated August 1, 1996 between the two parties in which PES agreed to provide marketing services for GALAXY in return for ninety percent (90%) of the gross receipts from all GALAXY or Galaxy Mall Internet training events. From this date forward GALAXY assumes all responsibility for marketing its Internet training events and for providing customer service for same. Customer service for said Internet Training events was to be provided under contract with PES and COOP Communications. PES hereby releases GALAXY from said contractual obligation with the express understanding that by separate agreement the existing customer service business provided by COOP Communications will be transferred to GALAXY.

4. BENEFICIAL INTERESTS. GALAXY and PES understand and recognize that John J. Poelman, is a stockholders of both GALAXY and PES.

5. TERM OF THIS AGREEMENT. This Agreement will remain in effect in perpetuity.

6. ASSIGNMENT. PES and GALAXY agree that this Agreement may only be assigned to another party if said assignment does not injure the non assigning party.

7. COMPLIANCE WITH LAWS. GALAXY and PES shall conduct and maintain, at all times, its activities and business operations in strict compliance with all federal and state laws as applicable hereto.

8. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first-class, registered or certified mail, postage prepaid, and unless either party should notify the other party in writing of a change of address, properly addressed, as follows:

To: GALAXY              Attention: Brandon Lewis
                        Chief Operating Officer
                        Galaxy Mall, Inc.
                        3227 N. Canyon Road, Suite 500
                        Provo, UT 84604

To: PES                 Attention: John J. Poelman
                        President
                        Profit Education Systems, Inc.
                        3227 N. Canyon Road, Suite 200
                        Provo, UT 84604

9. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

10. SUCCESSION. This Agreement shall inure to the benefit and be binding upon the parties hereto and upon their assignees and successors in interest of any kind whatsoever.

11. SECTION HEADINGS. The section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision herein.

12. SITUS. This Agreement shall be governed by the laws of the state of Utah.

13. ATTORNEY'S FEES. In the event of a breach of this Agreement, the breaching party shall pay to the enforcing party all reasonable costs of enforcement, with or without suit, including a reasonable attorney's fee, together with such other legal costs as may be authorized by law.

14. SEVERABILITY. In the event any section, paragraph, or portion of this Agreement shall be deemed to be by any court having lawful jurisdiction of the subject matter of this Agreement void, voidable, or invalid for any reason, this Agreement shall be otherwise valid, and enforceable as if said void, voidable, or invalid article, section, paragraph, or portion of this Agreement had not been a part hereof in the first instance.

15. AUTHORITY TO BIND. Each person executing this Agreement hereby warrants that he has full and legal authority to execute this Agreement for and on behalf of the respective parties, and no further approval or consent of any other person is necessary in connection therewith. Further, each person executing this Agreement covenants and represents that the execution of this Agreement is not in contravention of and will not result in a breach of any other agreement, contract, instrument, order, judgement or decree to which such person is a party.

16. COUNTERPARTS. This Agreement may be executed in duplicate originals, each of which shall be considered an original. For purposes of this section 16, facsimile copies of this Agreement executed and transmitted by a party shall be binding against such party as an original thereof.

17. CONFIDENTIALITY. The parties agree that the terms of this Agreement shall remain confidential and shall not be publicized nor disclosed, other than to management without the prior written consent of the non-disclosing party.

IN WITNESS WHEREOF, the parties hereto this 15th day of August, 1997 have hereunto set their hands and seals effective the day and year first written above.

                               GALAXY MALL, INC.


                               BY:/S/Brandon Lewis, Chief
                               Operating Officer

                               PROFIT EDUCATION SYSTEMS, INC.


                               BY:/S/John J. Poelman, President